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Exhibit 24

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers (each, a "Signatory") of GenVec, Inc., a corporation organized under the laws of the state of Delaware (the "Company"), hereby constitutes and appoints Paul H. Fischer, Ph.D., Jeffrey W. Church or Steven Kaplan (each, an "Agent", and collectively, "Agents") or any of them, his true and lawful attorney-in-fact and agent for and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-3 or any other appropriate form and all amendments or supplements (including any post effective amendments) thereto, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, with all exhibits and any and all documents required to be filed with respect thereto, relating to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, may lawfully do or cause to be done by virtue hereof.

        This Power of Attorney may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which constitute but one and the same instrument.

Signature	Date

/S/ Paul H. Fischer, Ph.D. Paul H. Fischer, Ph.D.	December 17, 2002
/S/ Jeffrey W. Church Jeffrey W. Church	December 17, 2002
/S/ Herbert J. Conrad Herbert J. Conrad	December 17, 2002
/S/ Barbara Hackman Franklin Barbara Hackman Franklin	December 17, 2002
/S/ Wayne T. Hockmeyer, Ph.D. Wayne T. Hockmeyer, Ph.D.	December 17, 2002
/S/ John H. Landon John H. Landon	December 17, 2002
/S/ William N. Kelley, M.D. William N. Kelley, M.D.	December 17, 2002
/S/ Louis M. Sherwood, M.D. Louis M. Sherwood, M.D.	December 18, 2002
/S/ Harold Werner Harold Werner	December 17, 2002
/S/ Wendell Wierenga, Ph.D. Wendell Wierenga, Ph.D.	December 17, 2002

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  Exhibit 24